                                                                     EXHIBIT 2.3

================================================================================




                              PUT OPTION AGREEMENT

                                      among

                            APPLIEDTHEORY CORPORATION

                                       and

                                 James G. Couch

                                       and

                               OTHER STOCKHOLDERS

================================================================================

              THIS PUT OPTION AGREEMENT, dated as of December   , 1999 (this
"Agreement"), by and between AppliedTheory Corporation, a Delaware corporation (together with its subsidiaries "Parent"), James G. Couch and other holders of capital stock of CRL Network Services, Inc. (each a "Stockholder" and collectively the "Stockholders").

                              W I T N E S S E T H:

              WHEREAS, the Stockholders will acquire shares of Parent common stock, par value $.01 per share (the "Parent Common Stock"), in connection with that certain Agreement and Plan of Merger dated as of the date hereof between, among others, the parties hereto (the "Merger Agreement"); and

              WHEREAS, as a condition to the Merger Agreement, the Parent has agreed to enter into this Agreement whereby, inter alia, the Parent is granting an option to the Stockholders such that they can require the Parent to purchase the Parent Common Stock from the Stockholders at specified times and in specified circumstances, all as set forth in this Agreement;

              NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

              DEFINITIONS AND RULES OF INTERPRETATION

              Section 1.1. Definitions.

              All capitalized terms used herein shall, unless defined herein, have the respective meanings set forth herein or, in the absence of such a definition, in the Merger Agreement.

              Section 1.2. Rules of Interpretation.

              In this Agreement, unless the context shall otherwise require:

              (a) the headings are inserted for convenience only and shall not define or limit the provisions nor affect the interpretation hereof;

              (b) words denoting the singular only shall include the plural and vice versa;

              (c) "include" and "including" are not limiting;

              (d) "Proportionate Share" shall mean that proportion of the total Parent Common Stock delivered at the Closing of the Merger Agreement which the respective Stockholder shall have received from Parent in connection with such Closing; and

              (e) all references to documents are to those documents as amended, modified and supplemented from time to time.

                                   ARTICLE II

                                   FIRST PUT OPTION

              Section 2.1. Granting of First Put Option.

              For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent grants to each Stockholder an option which shall be exercisable only on the one year anniversary of the date hereof (the "First Put Exercisability Date") and under which such Stockholder may require Parent to purchase Parent Common Stock from such Stockholder for the Exercise Price (as hereinafter defined) in accordance with the terms of this Agreement (the "First Put Option"). Subject to the limitation set forth in the last sentence of this Section 2.1, the First Put Option may be exercised by each such Stockholder in accordance with the provisions of this Agreement with respect to any number of shares of Parent Common Stock up to such Stockholder's Proportionate Share of $5,000,000 in value (based on the Exercise Price as hereinafter defined) of Parent Common Stock. For purposes of this Section 2.1, the purchase price payable by Parent for such Parent Common Stock shall be $16.00 per share (the "Exercise Price"). The amount of shares available under the First Put Option shall be reduced on a one-for-one basis in respect of any shares of Parent Common Stock which are sold by such Stockholder prior to the First Put Exercisability Date over and above an aggregate of 10% of the Parent Common Stock received by such Stockholder as Stock Consideration under the Merger Agreement.

              Section 2.2. Expiration of First Put Option.

              (a) In the event that the average of the closing prices for the Parent Common Stock as reported on the Nasdaq-NMS for any period of at least 30 consecutive days commencing 180 days after the date hereof shall exceed 125% of the per share Exercise Price (the "First Put Option Target"), the First Put Option shall terminate and shall no longer be exercisable; provided, however that on such date when the foregoing condition shall have been satisfied, if (i) a Required Registration Notice (as defined in the Registration Rights Agreement) shall have been delivered to the Company pursuant to the Registration Rights Agreement at least 30 days before such date, and (ii) a registration statement filed pursuant to such Required Registration Notice shall not have been effective for at least eighteen (18) days within the 30-day period referred to above, then the First Put Option shall not terminate and shall remain outstanding and exercisable until such time as the First Put Option Target is met and a registration statement shall have been in effect for at least eighteen
(18) days.

              (b) If the First Put Option shall not have otherwise expired, terminated or been exercised, such First Put Option shall expire and terminate on the day following the one year anniversary of the date hereof.

              Section 2.3. Exercise of First Put Option.

              The First Put Option may be exercised by the applicable Stockholder serving a notice upon Parent (a "First Put Option Notice") at any time up to and including the First Put Exercisability Date; provided, that the First Put Option may not be exercised until the First Put Exercisability Date.

              Section 2.4. Completion of Sale of Parent Common Stock.

              (a) If there is to be a sale and purchase of Parent Common Stock pursuant to the exercise of the First Put Option under Section 2.3, the completion of the sale and purchase shall take place on the First Put Exercisability Date (or, if such date is not a Business Day, on the next Business Day) at 10:00 a.m. New York time (or at such other time to be mutually agreed upon by the parties hereto) at such place to be mutually agreed upon by the parties hereto.

              (b) At the completion of any sale and purchase of the Parent Common Stock pursuant to the exercise of the First Put Option on the First Put Exercisability Date:

                         (i) the respective Stockholder shall deliver to Parent or its nominee a duly executed stock certificate (the "Certificate"), completed in the name of such Stockholder, in respect of the Parent Common Stock against payment of the Exercise Price by Parent; and

                         (ii) Parent shall accept (or cause its nominee to accept) delivery of such Certificate and effect payment of the applicable consideration to an account identified by such Stockholder in writing to Parent. For the avoidance of doubt, it is hereby understood and agreed that receipt of the Exercise Price shall be confirmed by such Stockholder prior to the delivery by such Stockholder to Parent of the Certificate.

              (c) The parties hereto agree to do such further things and to execute such further documents as may be necessary so that Parent or its nominee may obtain on payment of the Exercise Price title to the applicable Parent Common Stock free of any liens, encumbrances or other security interests.

                                  ARTICLE III

                                  SECOND PUT OPTION

              Section 3.1. Granting of Second Put Option.

              For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent grants to each Stockholder an option which shall be exercisable only on the two year anniversary of the date hereof (the "Second Put Exercisability Date") and under which such Stockholder may require Parent to purchase Parent Common Stock from such Stockholder for the Exercise Price in accordance with the terms of this Agreement (the "Second Put Option"). Subject to the limitation set forth in the last sentence of this Section 3.1, the Second Put Option may be exercised by each such Stockholder in accordance with the provisions of this Agreement with respect to any number of shares of Parent Common Stock up to such Stockholder's Proportionate Share of $5,000,000 in value (based on the Exercise Price) of Parent Common Stock. The amount of shares available under the Second Put Option shall be reduced on a one-for-one basis in respect of any shares of Parent Common Stock which are sold by such Stockholder prior to the Second Put Exercisability Date over and above an aggregate of 50% of the Parent Common Stock received by such Stockholder as Stock Consideration under the Merger Agreement.

              Section 3.2. Expiration of Second Put Option.

              (a) In the event that the average of the closing prices for the Parent Common Stock as reported on the Nasdaq-NMS for any period of at least 30 consecutive days commencing 180 days after the date hereof shall exceed 150% of the per share Exercise Price, the Second Put Option shall terminate and shall no longer be exercisable; provided, that at that time a registration statement filed pursuant to a Required Registration Notice shall have been effective for at least eighteen (18) days within the 30-day period referred to above beginning on the 180th day after the date hereof.

              (b) If the Second Put Option shall not have otherwise expired, terminated or been exercised, such Second Put Option shall expire and terminate on the day following the two year anniversary of the date hereof.

              Section 3.3. Exercise of Second Put Option.

              The Put Option may be exercised by the applicable Stockholder serving a notice upon Parent (a "Second Put Option Notice") at any time up to and including the Second Put Exercisability Date; provided, that the Second Put Option may not be exercised until the Second Put Exercisability Date.

              Section 3.4. Completion of Sale of Parent Common Stock.

              (a) If there is to be a sale and purchase of Parent Common Stock pursuant to the exercise of the Second Put Option under Section 3.3, the completion of the sale and purchase shall take place on the Second Put Exercisability Date (or, if such date is not a Business Day, on the next Business Day) at 10:00 a.m. New York time (or at such other time to be mutually agreed upon by the parties hereto) at such place to be mutually agreed upon by the parties hereto.

              (b) At the completion of any sale and purchase of the Parent Common Stock pursuant to the exercise of the Second Put Option on the Second Put Exercisability Date:

                         (i) the respective Stockholder shall deliver to Parent or its nominee a duly executed stock certificate, completed in the name of such Stockholder, in respect of the Parent Common Stock against payment of the Exercise Price by Parent; and

                         (ii) Parent shall accept (or cause its nominee to accept) delivery of such Certificate and effect payment of the applicable consideration to an account identified by such Stockholder in writing to Parent. For the avoidance of doubt, it is hereby understood and agreed that receipt of the Exercise Price shall be confirmed by such Stockholder prior to the delivery by such Stockholder to Parent of the Certificate.

              (c) The parties hereto agree to do such further things and to execute such further documents as may be necessary so that Parent or its nominee may obtain on payment of the Exercise Price title to the applicable Parent Common Stock.

                                   ARTICLE IV

                                   MISCELLANEOUS

              Section 4.1. Counterparts.

              This Agreement may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

              Section 4.2. Further Assurances.

              Each of the parties hereto agrees to cooperate and take such further action and to execute and deliver such additional instruments and documents as any other party hereto may from time to time reasonably request for the purposes of giving effect to the terms of this Agreement or any other document or agreement arising under the Merger Agreement.

              Section 4.3. Governing Law.

              THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

              Section 4.4. Notices.

              Any notice, request, demand or other communication under this Agreement shall be in writing or by facsimile transmission (provided that in the case of facsimile transmission it shall be confirmed in writing simultaneously dispatched) addressed to the relevant party for the attention of the appropriate person and once given or made shall (except as otherwise specified herein) be irrevocable. Without prejudice to any other effective mode of service, the same shall be deemed to have been sufficiently served:

       in the case of notice to each Stockholder if sent to the applicable Stockholder at:

              James G. Couch
              Box 8343
              Incline Village, Nevada
              89452
              Tel.:
                   --------------
              Fax:
                  --------------

              and to such other address, marked for the attention of the applicable Stockholder, as each Stockholder may from time to time notify in writing to Parent;

       in the case of a notice to Parent if sent to it at:

              AppliedTheory Corporation
              40 Cutter Mill Road, Suite 405
              Great Neck, NY 11021
              Attn: Danny E. Stroud,  VP Corporate
                    Development & Western Operations

              Tel.: (516) 466-8422
              Fax:  (516) 466-8650

              or to such other address and/or marked for the attention of such other person as Parent may from time to time notify in writing the Stockholders; and

              Any facsimile transmission (in respect of which receipt has been acknowledged by telephone or facsimile transmission) shall be deemed to have been received at the time of dispatch provided that dispatch occurred between
9.00 a.m. and 5.00 p.m. on a Business Day in the place of receipt of the relevant notice, failing which it shall be deemed to have been received if dispatched prior to 9.00 a.m. on a Business Day at the commencement of business on that Business Day, and if dispatched after 5.00 p.m. on a Business Day or at any time on a day that is not a Business Day, at the commencement of business on the next Business Day in the place of receipt of the relevant notice. A written notice shall be treated as received when actually received (without reference to time of receipt of any copies, provided such copies have been sent).

              Section 4.5. Amendments.

              This Agreement may be amended only by a written instrument executed by the parties hereto or their respective successors or permitted assigns.

              Section 4.6. Assignment.

              The Stockholders agree and confirm that they may not assign, sell, transfer or otherwise dispose of any or all of the Parent Common Stock held by them (or any beneficial interest therein) or all or any part of their rights and obligations under any of the documents or agreements arising under the Merger Agreement, except to the extent not prohibited by such documents or agreements, including the Lock-Up.

              Section 4.7. Severability.

              Each of the provisions in this Agreement shall be severable and distinct from the others and the illegality, invalidity or unenforceability of any provision under the law of any jurisdiction shall not affect or impair the legality, validity or enforceability of any other provision in that jurisdiction nor the legality, validity or enforceability of any provision under the law of any other jurisdiction.

              Section 4.8. Waiver.

              The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in an way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provisions. No waiver of any breach hereof or non-compliance herewith shall be held to be a waiver of any other or subsequent breach hereof or non-compliance herewith.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

                               APPLIEDTHEORY CORPORATION

                               By:
                                  --------------------------
                                   Name:   Danny E. Stroud
                                   Title: Vice President - Corporate Development
                                          Development and Western Operations


                               --------------------------
                                      James G. Couch


                               --------------------------
                               Name:


                               --------------------------
                               Name:


                               --------------------------
                               Name:


                               --------------------------
                               Name:


                               --------------------------
                               Name:


                               --------------------------
                               Name: